Exhibit 10.1

AMENDMENT NO. 7 TO RECEIVABLES FINANCING AGREEMENT

This AMENDMENT NO. 7 TO RECEIVABLES FINANCING AGREEMENT (this “Amendment No. 7”), dated as of July 14, 2017, is by and among VOLT FUNDING CORP. (“Volt Funding”), as borrower (the “Borrower”), the Persons from time to time party hereto as Lenders and LC Participants, PNC BANK, NATIONAL ASSOCIATION (“PNC”), as LC Bank, as an LC Participant, as a Lender and as Administrative Agent, and VOLT INFORMATION SCIENCES, INC. (“Volt”), as initial servicer (in such capacity, the “Servicer”).

BACKGROUND

WHEREAS, the parties hereto entered into the Receivables Financing Agreement as of July 30, 2015 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Financing Agreement”); and

WHEREAS, the parties hereto wish to amend the Receivables Financing Agreement pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.          Definitions.  Capitalized terms used but not defined in this Amendment No. 7 shall have the meanings assigned to them in the Receivables Financing Agreement.

SECTION 2.          Amendments to Receivables Financing Agreement.  Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Receivables Financing Agreement is hereby amended as follows:

(a)          Section 10.01(f) of the Receivables Financing Agreement is hereby deleted in its entirety and replaced with the following:

(f)          (i) the average for three consecutive Accounting Periods of:  (A) the Default Ratio shall exceed 3.0%; (B) the Delinquency Ratio shall exceed (1) with respect to the Information Packages due on Settlement Dates occurring in July 2017, August 2017 and September 2017, 2.5% and (2) with respect to the Information Packages due on Settlement Dates occurring in and after October 2017, 2.0%; or (C) the Dilution Ratio shall exceed 1.5% or (ii) the Rate of Collections shall be less than 40.0%;

SECTION 3.          Conditions Precedent.  The effectiveness of this Amendment No. 7 is subject to the satisfaction of all of the following conditions precedent:

(a)          The Administrative Agent shall have received a fully executed counterpart of this Amendment No. 7 and the Fourth Amended and Restated Amendment Fee Letter, dated as of the date hereof, by and among PNC as the Administrative Agent, a Lender, the LC Bank, and an LC Participant, PNC Capital Markets LLC and the Borrower (collectively, the “Amendment No. 7 Documents”).

(b)          The Administrative Agent shall have received such documents and certificates as the Administrative Agent shall have reasonably requested on or prior to the date hereof.

(c)          The Administrative Agent shall have received all fees and other amounts due and payable to it under the Receivables Financing Agreement and in connection with the Amendment No. 7 Documents on or prior to the date hereof, including, to the extent invoiced, payment or reimbursement of all fees and expenses (including reasonable and documented out-of-pocket fees, charges and disbursements of counsel) required to be paid or reimbursed on or prior to the date hereof.  To the extent such fees and other amounts have not yet been invoiced, the Borrower agrees to remit payment to the applicable party promptly upon receipt of such invoice.

(d)          No Event of Default or Unmatured Event of Default, as set forth in Section 10.01 of the Receivables Financing Agreement, shall have occurred and be continuing.

SECTION 4.          Amendment.  The Borrower, PNC as the LC Bank, an LC Participant, a Lender, and the Administrative Agent, and the Servicer, hereby agree that the provisions and effectiveness of this Amendment No. 7 shall apply to the Receivables Financing Agreement as of the date hereof.  Except as amended by this Amendment No. 7 and any prior amendments, the Receivables Financing Agreement remains unchanged and in full force and effect.  This Amendment No. 7 is a Transaction Document.

SECTION 5.          Counterparts.  This Amendment No. 7 may be executed in any number of counterparts, each of which when so executed shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 6.          Captions.  The headings of the Sections of this Amendment No. 7 are provided solely for convenience of reference and shall not modify, define, expand or limit any of the terms or provisions of this Amendment No. 7.

SECTION 7.          Successors and permitted assigns.  The terms of this Amendment No. 7 shall be binding upon, and shall inure to the benefit of the Borrower, PNC as the LC Bank, an LC Participant, a Lender, and the Administrative Agent, and the Servicer, and their respective successors and permitted assigns.

SECTION 8.          Severability.  Any provision of this Amendment No. 7 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 9.          Governing Law and Jurisdiction.  The provisions of the Receivables Financing Agreement with respect to governing law, jurisdiction, and agent for service of process are incorporated in this Amendment No. 7 by reference as if such provisions were set forth herein.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 7 by their duly authorized officers as of the date first above written.

VOLT FUNDING CORP., as the Borrower

By:	/s/ Kevin Hannon
Name:	Kevin Hannon
Title:	VP & Treasurer

VOLT INFORMATION SCIENCES, INC., as the Servicer

By:	/s/ Kevin Hannon
Name:	Kevin Hannon
Title:	VP & Treasurer

Amendment 7 to RFA (PNC/Volt)

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PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Eric Bruno
Name:	Eric Bruno
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as LC Bank and as an LC Participant

By:	/s/ Eric Bruno
Name:	Eric Bruno
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Eric Bruno
Name:	Eric Bruno
Title:	Senior Vice President

Amendment 7 to RFA (PNC/Volt)

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